Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectuses and statements of additional information of Spartan California Municipal Income Fund of Fidelity California Municipal Trust filed as part of this Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 002-83367 and 811-03725) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File Nos. 002-83367 and 811-03725).

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 28, 2004

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